Exhibit 13

CERTIFICATION OF THE COMPANY'S CO-CHIEF EXECUTIVE OFFICERS
AS REQUIRED BY RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report on Form 20-F/A of Ituran Location and Control Ltd. (the "Company") for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Co-Chief Executive Officers of the Company, certify that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1, 2018

/s/ Eyal Sheratzky	/s/ Nir Sheratzky
Eyal Sheratzky	Nir Sheratzky
Co-Chief Executive Officer	Co-Chief Executive Officer

CERTIFICATION OF THE COMPANY'S CHIEF FINANCIAL OFFICER
AS REQUIRED BY RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

In connection with the Annual Report on Form 20-F/A of Ituran Location and Control Ltd. (the "Company") for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 1, 2018

/s/ Eli Kamer
Eli Kamer
Chief Financial Officer